UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)	July 22, 2005
COMMERCIAL NATIONAL FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)
Pennsylvania	0-18676	25-1623213
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
900 Ligonier Street, Latrobe, PA		15650
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code 724-539-3501

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 8.01     OTHER EVENTS

On July 19, 2005, the Board of Directors of Commercial Bank & Trust of PA (the "Bank") entered into a Memorandum of Understanding with the Commonwealth of Pennsylvania, Department of Banking (the "Department") and the Federal Deposit Insurance Corporation (the "FDIC").

The Bank is a wholly owned subsidiary of Commercial National Financial Corporation (NASDAQ:CNAF) The Bank is subject to supervision by the FDIC and the Department.

This accord sets forth an informal understanding among the Bank, the FDIC and the Department, that the Bank will enhance its operating plans, modify its board oversight functions and update its interest rate risk policies.

The Board of Directors believes that the accord will have no material impact on the Company's operating results or financial condition and that it will not constrain the Company's business.

In a related matter, the Board of Directors voted to notify the Federal Reserve Board of the Company's desire to terminate its discretionary election to be classified as a financial holding company. In addressing certain items leading to the accord, management determined that the continuation of such status was not warranted. The Company will return to its prior status as a bank holding company and continue to be under the supervision of the Federal Reserve Board.

The Board of Directors believes that the Company's return to bank holding company status will also have no material impact on the Company's operating results or financial condition. The Company does not currently engage in any activities permissible only for a financial holding company. This change in status is in keeping with the Board of Directors' business strategy of concentrating on the efficient operation of the core bank subsidiary.

In addition to Latrobe where it is headquartered, the company operates community banking facilities in Greensburg, Hempfield Township, Ligonier, North Huntingdon, Unity Township and West Newton, Pennsylvania and also maintains a commercial business development sales force throughout its entire market area. Commercial Bank & Trust of PA also serves its customer base from an Internet banking site (www.cbthebank.com) and an automated TouchTone Teller banking system. The company operates an asset management & trust division headquartered in Greensburg, Pennsylvania.

Safe Harbor Statement

Forward-looking statements (statements which are not historical facts) in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,”“will,”“to,”“expect,”“believe,”“anticipate,”“intend,”“could,”“would,”“estimate,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements are based on information currently available to the company, and the company assumes no obligation to update these statements as circumstances change. Investors are cautioned that all forward-looking statements involve risk and uncertainties, including changes in general economic and financial market conditions, unforeseen credit problems, and the company's ability to execute its business plans. The actual results of future events could differ materially from those stated in any forward-looking statements herein.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Commercial National Financial Corporation
(Registrant)

Date: July 22, 2005	/s/	Gregg E. Hunter
Gregg E. Hunter
President and Chief Executive Officer